UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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M.D.C. HOLDINGS, INC.

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IMPORTANT NOTICE Regarding the Availability of Proxy Materials

M.D.C. HOLDINGS, INC.

Meeting Information

Meeting Type: Annual Meeting

For holders as of: February 26, 2010

Date: April 26, 2010 Time: 8:00 a.m. Mountain Time

Location: M.D.C. Holdings, Inc.

4350 S. Monaco St. 6th Floor Assembly Room Denver, CO 80237

M.D.C. HOLDINGS, INC.

4350 S. MONACO ST., SUITE 500

DENVER, CO 80237

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M20217—P90569

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1. NOTICE AND PROXY STATEMENT 2. FORM 10-K 3. CEO LETTER

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M20218-P90569

Voting Items

The Board of Directors recommends that you vote FOR Proposals 1 and 3 and AGAINST Proposal 2.

1. Election of Directors

Nominees:

01) Michael A. Berman 02) Herbert T. Buchwald 03) Larry A. Mizel

2. To vote on a shareowner proposal regarding the Chairman and CEO positions.

3. To approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

4. To vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

M20219-P90569

M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

March 1, 2010

Dear Shareholders,

While overall economic conditions in 2009 remained extremely difficult, we were encouraged by building and sales activity for our industry that improved from historic lows recorded early in the year. In addition, we increased our full year home orders for the first time in four years, even as our active subdivision count decreased by 30%. As a result, we ended 2009 with 826 homes in backlog, a 55% increase from a year ago, giving us a solid foundation to start 2010.

MEETING HOMEBUYER DEMAND: AFFORDABLE AND EFFICIENT HOMES

We do not believe that the increase in orders was an accident. Rather, it was largely the result of our Company-wide initiative to re-evaluate, transform and streamline our core business practices in preparation for future growth and profitability. In an effort to accelerate our sales pace, we introduced smaller, more affordable homes in many of our markets early in the year. These homes are designed both to meet the current needs of our customers and to allow for a more efficient construction process, and they have been well-received by our buyers, with a sales pace exceeding the Company’s average. We intend to continue to expand their availability to a larger percentage of our active communities. In addition, in an effort to improve affordability for our homebuyers, we initiated new sales programs during the year, which focused on providing low mortgage interest rates.

WITH US, IT’S PERSONAL

Furthermore, we positioned inventory to give our buyers the opportunity to close on a home quickly while still enjoying the unique benefits of personalization that we offer. We believe that the strategic production of unsold homes can be very effective if managed properly, and therefore we adjusted our operating policies to allow our homebuilding subsidiaries to build a limited supply of unsold inventory. We generally require construction on the unsold homes to stop at the drywall stage so that the buyers have the opportunity to personalize the homes with upgrades from one of our Home Galleries or design centers. We believe that this strategy will help us to turn our inventories more quickly while allowing us to achieve margins similar to those received for a build-to-order home. Because of this strategy, the number of unsold homes available for personalization increased slightly by 35% during the year, while we reduced our inventory of finished, unsold homes by 90%.

(continued...)

INVESTING IN THE FUTURE

During 2009, we continued to make progress on other Company initiatives. We made significant progress in designing our Enterprise Resource Planning solution, which will serve as the backbone of our future operations. Furthermore, we continued to make strides in improving the satisfaction of our homebuyers through our Customer Experience process, which resulted in an improvement in customer satisfaction scores of more than 10% during 2009 alone. Our intention is to add to the long-term value of our Company as we work toward a return to growth and profitability.

After several years of relatively limited land acquisition activity, during 2009 we secured control of more than 4,500 lots through direct acquisitions or option contracts. In total, we invested $150 million in land acquisitions during the year, an increase of 430% over our total for 2008. In January 2010, we issued $250 million of 10-year senior notes at a low interest rate and, in February 2010, we received a $142 million tax refund. Given these enhancements to our liquidity, we are well-positioned to continue making land investments in 2010 as we build our pipeline to support future home closings. As we actively pursue and evaluate potential transactions, we will continue to subject each to our rigorous and disciplined review process, approving only those that we believe will maximize long-term value for our shareholders.

We want to extend our appreciation to our employees, subcontractors, customers, financial associates and shareholders for their continued support during 2009. Also, special recognition goes to our Board of Directors for their hard work and commitment to our company as we strive to achieve our long-term goals.

Sincerely,

Larry A. Mizel

Chairman and CEO